100 Bellevue Parkway

Wilmington, DE 19809

Tel 302.797.2000

www.blackrock.com

June 30, 2025

Dear Shareholder,

Section 19(a) of the Investment Company Act of 1940 requires notice to shareholders if the payment of any distribution is made from any source other than the fund’s net income. This notice is intended to satisfy the requirements under Section 19(a).

The Funds estimate that they have distributed more than their income and net-realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund's investment performance and should not be confused with 'yield' or 'income'. When distributions exceed total return performance, the difference will reduce the Fund's net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following tables set forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Managed Distribution Plan.

If you have any questions or require additional assistance with your account, please contact BlackRock Funds Investor Services toll-free at 1-800-882-0052. Representatives are available Monday through Friday from 8:00 a.m. to 6:00 p.m., Eastern Time. You may also visit the BlackRock Funds’ website at www.blackrock.com/funds

					Record Date	June 13, 2025
Estimated Allocations as of June 30, 2025					Pay Date	June 30, 2025
Fund	Ticker	Current Distribution per Share	Net Income	Net Realized Short- Term Capital Gains	Net Realized Long- Term Capital Gains	Return of Capital
BlackRock Enhanced Equity Dividend Trust	BDJ	$0.061900	$0.016241 (26%)	$0 (0%)	$0.045659 (74%)	$0 (0%)
BlackRock Energy & Resources Trust	BGR	$0.097300	$0.044198 (45%)	$0 (0%)	$0 (0%)	$0.053102 (55%)
BlackRock Enhanced International Dividend Trust	BGY	$0.042600	$0.011680 (27%)	$0 (0%)	$0.021509 (51%)	$0.009411 (22%)
BlackRock Health Sciences Trust	BME	$0.262100	$0.020790 (8%)	$0.053013 (20%)	$0.188297 (72%)	$0 (0%)
BlackRock Health Sciences Term Trust	BMEZ	$0.169020	$0 (0%)	$0 (0%)	$0 (0%)	$0.169020 (100%)
BlackRock Enhanced Global Dividend Trust	BOE	$0.082700	$0.014918 (18%)	$0 (0%)	$0.067782 (82%)	$0 (0%)
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	$0.136000	$0.074477 (55%)	$0 (0%)	$0.061523 (45%)	$0 (0%)
BlackRock Enhanced Large Cap Core Fund Inc.	CII	$0.141000	$0 (0%)	$0 (0%)	$0.141000 (100%)	$0 (0%)
BlackRock Science & Technology Trust	BST	$0.250000	$0 (0%)	$0 (0%)	$0.250000 (100%)	$0 (0%)
BlackRock Science and Technology Term Trust	BSTZ	$0.217770	$0 (0%)	$0 (0%)	$0.217770 (100%)	$0 (0%)
BlackRock Technology and Private Equity Term Trust	BTX	$0.080690	$0 (0%)	$0 (0%)	$0 (0%)	$0.080690 (100%)
BlackRock Capital Allocation Term Trust	BCAT	$0.278200	$0.039805 (14%)	$0 (0%)	$0 (0%)	$0.238395 (86%)
BlackRock ESG Capital Allocation Term Trust	ECAT	$0.296610	$0.033382 (11%)	$0 (0%)	$0 (0%)	$0.263228 (89%)
BlackRock Income Trust Inc.	BKT	$0.088200	$0.038774 (44%)	$0 (0%)	$0 (0%)	$0.049426 (56%)
BlackRock Debt Strategies Fund Inc.	DSU	$0.098730	$0.065816 (67%)	$0 (0%)	$0 (0%)	$0.032914 (33%)
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	$0.123840	$0.079303 (64%)	$0 (0%)	$0 (0%)	$0.044537 (36%)
BlackRock Floating Rate Income Trust	BGT	$0.120280	$0.075764 (63%)	$0 (0%)	$0 (0%)	$0.044516 (37%)
BlackRock Corporate High Yield Fund Inc.	HYT	$0.077900	$0.061750 (79%)	$0 (0%)	$0 (0%)	$0.016150 (21%)
BlackRock Credit Allocation Income Trust	BTZ	$0.083900	$0.063685 (76%)	$0 (0%)	$0 (0%)	$0.020215 (24%)
BlackRock Limited Duration Income Trust	BLW	$0.113200	$0.090269 (80%)	$0 (0%)	$0 (0%)	$0.022931 (20%)
BlackRock Core Bond Trust	BHK	$0.074600	$0.034096 (46%)	$0 (0%)	$0 (0%)	$0.040504 (54%)
BlackRock Multi-Sector Income Trust	BIT	$0.123700	$0.076730 (62%)	$0 (0%)	$0 (0%)	$0.04697 (38%)

1 of 2

100 Bellevue Parkway

Wilmington, DE 19809

Tel 302.797.2000

www.blackrock.com

Estimated Allocations for the fiscal year through June 30, 2025

Fund	Ticker	Cummulative Fiscal Year to Date Distribution	Net Income	Net Realized Short- Term Gains	Net Realized Long- Term Gains	Return of Capital
BlackRock Enhanced Equity Dividend Trust	BDJ	$0.371400	$0.260620 (70%)	$0 (0%)	$0.110780 (30%)	$0 (0%)
BlackRock Energy & Resources Trust	BGR	$0.583800	$0.170098 (29%)	$0 (0%)	$0 (0%)	$0.413702 (71%)
BlackRock Enhanced International Dividend Trust	BGY	$0.255600	$0.075115 (29%)	$0 (0%)	$0.021509 (8%)	$0.158976 (63%)
BlackRock Health Sciences Trust	BME	$1.572600	$0.046641 (3%)	$0.053013 (3%)	$1.350605 (86%)	$0.122341 (8%)
BlackRock Health Sciences Term Trust	BMEZ	$1.045990	$0 (0%)	$0 (0%)	$0 (0%)	$1.045990 (100%)
BlackRock Enhanced Global Dividend Trust	BOE	$0.496200	$0.094831 (19%)	$0 (0%)	$0.108912 (22%)	$0.292457 (59%)
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	$0.816000	$0.140186 (17%)	$0 (0%)	$0.675814 (83%)	$0 (0%)
BlackRock Enhanced Large Cap Core Fund Inc.	CII	$0.846000	$0 (0%)	$0 (0%)	$0.846000 (100%)	$0 (0%)
BlackRock Science & Technology Trust	BST	$1.500000	$0 (0%)	$0 (0%)	$1.500000 (100%)	$0 (0%)
BlackRock Science and Technology Term Trust	BSTZ	$1.323490	$0 (0%)	$0 (0%)	$1.323490 (100%)	$0 (0%)
BlackRock Technology and Private Equity Term Trust	BTX	$0.507030	$0 (0%)	$0 (0%)	$0 (0%)	$0.507030 (100%)
BlackRock Capital Allocation Term Trust	BCAT	$1.708820	$0.159899 (9%)	$0 (0%)	$0 (0%)	$1.548921 (91%)
BlackRock ESG Capital Allocation Term Trust	ECAT	$1.820610	$0.101989 (6%)	$0 (0%)	$0 (0%)	$1.718621 (94%)
BlackRock Income Trust Inc.	BKT	$0.529200	$0.215043 (41%)	$0 (0%)	$0 (0%)	$0.314157 (59%)
BlackRock Debt Strategies Fund Inc.	DSU	$0.592380	$0.366371 (62%)	$0 (0%)	$0 (0%)	$0.226009 (38%)
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	$0.743040	$0.472683 (64%)	$0 (0%)	$0 (0%)	$0.270357 (36%)
BlackRock Floating Rate Income Trust	BGT	$0.721680	$0.432208 (60%)	$0 (0%)	$0 (0%)	$0.289472 (40%)
BlackRock Corporate High Yield Fund Inc.	HYT	$0.467400	$0.347619 (74%)	$0 (0%)	$0 (0%)	$0.119781 (26%)
BlackRock Credit Allocation Income Trust	BTZ	$0.503400	$0.355380 (71%)	$0 (0%)	$0 (0%)	$0.148020 (29%)
BlackRock Limited Duration Income Trust	BLW	$0.679200	$0.511483 (75%)	$0 (0%)	$0 (0%)	$0.167717 (25%)
BlackRock Core Bond Trust	BHK	$0.447600	$0.280964 (63%)	$0 (0%)	$0 (0%)	$0.166636 (37%)
BlackRock Multi-Sector Income Trust	BIT	$0.742200	$0.454225 (61%)	$0 (0%)	$0 (0%)	$0.287975 (39%)

Fund Performance and Distribution Rate Information for the Period Ended May 31, 2025

Fund	Ticker	5 Year Average Annual Total Return on NAV	Annualized Current Distribution Rate on NAV	Cummulative Total Return on NAV	Cummulative Fiscal Year Distribution on NAV
BlackRock Enhanced Equity Dividend Trust	BDJ	12.08%	8.13%	5.01%	3.39%
BlackRock Energy & Resources Trust	BGR	17.22%	8.81%	-0.15%	3.67%
BlackRock Enhanced International Dividend Trust	BGY	9.40%	8.19%	9.61%	3.41%
BlackRock Health Sciences Trust	BME	4.83%	8.15%	-3.09%	3.40%
BlackRock Health Sciences Term Trust	BMEZ	0.94%	13.47%	-2.96%	5.82%
BlackRock Enhanced Global Dividend Trust	BOE	10.43%	8.18%	4.47%	3.41%
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	11.09%	6.71%	10.52%	2.80%
BlackRock Enhanced Large Cap Core Fund Inc.	CII	14.28%	7.87%	3.97%	3.28%
BlackRock Science & Technology Trust	BST	9.95%	7.88%	-0.52%	3.28%
BlackRock Science and Technology Term Trust	BSTZ	7.19%	12.65%	-5.54%	5.35%
BlackRock Technology and Private Equity Term Trust	BTX*	-13.62%	13.58%	-9.47%	5.98%
BlackRock Capital Allocation Term Trust	BCAT*	5.46%	21.51%	3.76%	9.22%
BlackRock ESG Capital Allocation Term Trust	ECAT*	6.79%	21.68%	2.64%	9.28%
BlackRock Income Trust Inc.	BKT	-1.53%	8.97%	3.72%	3.74%
BlackRock Debt Strategies Fund Inc.	DSU	8.47%	11.45%	2.07%	4.77%
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	8.50%	11.90%	1.68%	4.96%
BlackRock Floating Rate Income Trust	BGT	8.57%	11.85%	1.74%	4.94%
BlackRock Corporate High Yield Fund Inc.	HYT	7.15%	9.78%	2.95%	4.07%
BlackRock Credit Allocation Income Trust	BTZ	3.50%	9.00%	3.22%	3.75%
BlackRock Limited Duration Income Trust	BLW	6.57%	9.80%	2.80%	4.08%
BlackRock Core Bond Trust	BHK	-1.11%	8.84%	1.96%	3.68%
BlackRock Multi-Sector Income Trust	BIT	8.13%	10.39%	2.73%	4.33%

*	Portfolio launched within the past 5 years; the performance and distribution rate information presented for this Fund reflects data from inception.

2 of 2

100 Bellevue Parkway

Wilmington, DE 19809

Tel 302.797.2000

www.blackrock.com

July 31, 2025

Dear Shareholder,

Section 19(a) of the Investment Company Act of 1940 requires notice to shareholders if the payment of any distribution is made from any source other than the fund’s net income. This notice is intended to satisfy the requirements under Section 19(a).

The Funds estimate that they have distributed more than their income and net-realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following tables set forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Managed Distribution Plan.

If you have any questions or require additional assistance with your account, please contact BlackRock Funds Investor Services toll-free at 1-800-882-0052. Representatives are available Monday through Friday from 8:00 a.m. to 6:00 p.m., Eastern Time. You may also visit the BlackRock Funds’ website at www.blackrock.com/funds.

					Record Date	July 15, 2025
Estimated Allocations as of July 31, 2025					Pay Date	July 31, 2025

Fund	Ticker	Current Distribution per Share	Net Income	Net Realized Short- Term Capital Gains	Net Realized Long- Term Capital Gains	Return of Capital
BlackRock Resources & Commodities Strategy Trust	BCX	$0.069700	$0.001237 (2%)	$0 (0%)	$0 (0%)	$0.068463 (98%)
BlackRock Enhanced Equity Dividend Trust	BDJ	$0.061900	$0.012277 (20%)	$0 (0%)	$0.049623 (80%)	$0 (0%)
BlackRock Energy & Resources Trust	BGR	$0.097300	$0.019230 (20%)	$0 (0%)	$0 (0%)	$0.078070 (80%)
BlackRock Enhanced International Dividend Trust	BGY	$0.042600	$0.000000 (0%)	$0 (0%)	$0.019935 (47%)	$0.022665 (53%)
BlackRock Health Sciences Trust	BME	$0.262100	$0.033605 (13%)	$0 (0%)	$0.228495 (87%)	$0 (0%)
BlackRock Health Sciences Term Trust	BMEZ	$0.167200	$0.000000 (0%)	$0 (0%)	$0 (0%)	$0.167200 (100%)
BlackRock Enhanced Global Dividend Trust	BOE	$0.082700	$0.002601 (3%)	$0 (0%)	$0.080099 (97%)	$0 (0%)
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	$0.136000	$0.000000 (0%)	$0 (0%)	$0.136000 (100%)	$0 (0%)
BlackRock Enhanced Large Cap Core Fund Inc.	CII	$0.141000	$0.000008 (0%)	$0 (0%)	$0.140992 (100%)	$0 (0%)
BlackRock Science & Technology Trust	BST	$0.250000	$0.000000 (0%)	$0 (0%)	$0.250000 (100%)	$0 (0%)
BlackRock Science and Technology Term Trust	BSTZ	$0.216840	$0.000000 (0%)	$0 (0%)	$0.216840 (100%)	$0 (0%)
BlackRock Capital Allocation Term Trust	BCAT	$0.275480	$0.037151 (13%)	$0 (0%)	$0 (0%)	$0.238329 (87%)
BlackRock ESG Capital Allocation Term Trust	ECAT	$0.293650	$0.015878 (5%)	$0 (0%)	$0 (0%)	$0.277772 (95%)
BlackRock Income Trust Inc.	BKT	$0.088200	$0.037782 (43%)	$0 (0%)	$0 (0%)	$0.050418 (57%)
BlackRock Debt Strategies Fund Inc.	DSU	$0.098730	$0.056804 (58%)	$0 (0%)	$0 (0%)	$0.041926 (42%)
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	$0.123840	$0.074930 (61%)	$0 (0%)	$0 (0%)	$0.048910 (39%)
BlackRock Taxable Municipal Bond Trust	BBN	$0.092900	$0.080312 (86%)	$0 (0%)	$0 (0%)	$0.012588 (14%)
BlackRock Floating Rate Income Trust	BGT	$0.120280	$0.068376 (57%)	$0 (0%)	$0 (0%)	$0.051904 (43%)
BlackRock Corporate High Yield Fund Inc.	HYT	$0.077900	$0.055999 (72%)	$0 (0%)	$0 (0%)	$0.021901 (28%)
BlackRock Credit Allocation Income Trust	BTZ	$0.083900	$0.059786 (71%)	$0 (0%)	$0 (0%)	$0.024114 (29%)
BlackRock Limited Duration Income Trust	BLW	$0.113200	$0.083126 (73%)	$0 (0%)	$0 (0%)	$0.030074 (27%)
BlackRock Core Bond Trust	BHK	$0.074600	$0.040727 (55%)	$0 (0%)	$0 (0%)	$0.033873 (45%)
BlackRock Multi-Sector Income Trust	BIT	$0.123700	$0.077151 (62%)	$0 (0%)	$0 (0%)	$0.046549 (38%)

					Record Date	July 17, 2025
Estimated Allocations as of July 31, 2025					Pay Date	July 31, 2025
Fund	Ticker	Current Distribution per Share	Net Income	Net Realized Short- Term Capital Gains	Net Realized Long- Term Capital Gains	Return of Capital
BlackRock Technology and Private Equity Term Trust	BTX	$0.079680	$0.016406 (21%)	$0 (0%)	$0 (0%)	$0.063274 (79%)

1 of 2

100 Bellevue Parkway

Wilmington, DE 19809

Tel 302.797.2000

www.blackrock.com

Estimated Allocations for the fiscal year through July 31, 2025

Fund	Ticker	Cummulative Fiscal Year to Date Distribution	Net Income	Net Realized Short- Term Gains	Net Realized Long- Term Gains	Return of Capital
BlackRock Resources & Commodities Strategy Trust	BCX	$0.487900	$0.174093 (36%)	$0 (0%)	$0 (0%)	$0.313807 (64%)
BlackRock Enhanced Equity Dividend Trust	BDJ	$0.433300	$0.272897 (63%)	$0 (0%)	$0.160403 (37%)	$0 (0%)
BlackRock Energy & Resources Trust	BGR	$0.681100	$0.189328 (28%)	$0 (0%)	$0 (0%)	$0.491772 (72%)
BlackRock Enhanced International Dividend Trust	BGY	$0.298200	$0.074921 (25%)	$0 (0%)	$0.019935 (7%)	$0.203344 (68%)
BlackRock Health Sciences Trust	BME	$1.834700	$0.080246 (4%)	$0 (0%)	$1.466816 (80%)	$0.287638 (16%)
BlackRock Health Sciences Term Trust	BMEZ	$1.213190	$0 (0%)	$0 (0%)	$0 (0%)	$1.213190 (100%)
BlackRock Enhanced Global Dividend Trust	BOE	$0.578900	$0.097432 (17%)	$0 (0%)	$0.092159 (16%)	$0.389309 (67%)
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	$0.952000	$0.131621 (14%)	$0 (0%)	$0.820379 (86%)	$0 (0%)
BlackRock Enhanced Large Cap Core Fund Inc.	CII	$0.987000	$0.000000 (0%)	$0 (0%)	$0.987000 (100%)	$0 (0%)
BlackRock Science & Technology Trust	BST	$1.750000	$0 (0%)	$0 (0%)	$1.750000 (100%)	$0 (0%)
BlackRock Science and Technology Term Trust	BSTZ	$1.540330	$0 (0%)	$0 (0%)	$1.540330 (100%)	$0 (0%)
BlackRock Technology and Private Equity Term Trust	BTX	$0.586710	$0.000000 (0%)	$0 (0%)	$0 (0%)	$0.586710 (100%)
BlackRock Capital Allocation Term Trust	BCAT	$1.984300	$0.197050 (10%)	$0 (0%)	$0 (0%)	$1.787250 (90%)
BlackRock ESG Capital Allocation Term Trust	ECAT	$2.114260	$0.117867 (6%)	$0 (0%)	$0 (0%)	$1.996393 (94%)
BlackRock Income Trust Inc.	BKT	$0.617400	$0.252826 (41%)	$0 (0%)	$0 (0%)	$0.364574 (59%)
BlackRock Debt Strategies Fund Inc.	DSU	$0.691110	$0.414457 (60%)	$0 (0%)	$0 (0%)	$0.276653 (40%)
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	$0.866880	$0.547441 (63%)	$0 (0%)	$0 (0%)	$0.319439 (37%)
BlackRock Taxable Municipal Bond Trust	BBN	$0.650300	$0.573341 (88%)	$0 (0%)	$0 (0%)	$0.076959 (12%)
BlackRock Floating Rate Income Trust	BGT	$0.841960	$0.487967 (58%)	$0 (0%)	$0 (0%)	$0.353993 (42%)
BlackRock Corporate High Yield Fund Inc.	HYT	$0.545300	$0.401718 (74%)	$0 (0%)	$0 (0%)	$0.143582 (26%)
BlackRock Credit Allocation Income Trust	BTZ	$0.587300	$0.415166 (71%)	$0 (0%)	$0 (0%)	$0.172134 (29%)
BlackRock Limited Duration Income Trust	BLW	$0.792400	$0.591362 (75%)	$0 (0%)	$0 (0%)	$0.201038 (25%)
BlackRock Core Bond Trust	BHK	$0.522200	$0.251451 (48%)	$0 (0%)	$0 (0%)	$0.270749 (52%)
BlackRock Multi-Sector Income Trust	BIT	$0.865900	$0.525315 (61%)	$0 (0%)	$0 (0%)	$0.340585 (39%)

Fund Performance and Distribution Rate Information for the Period Ended June 30, 2025

Fund	Ticker	5 Year Average Annual Total Return on NAV	Annualized Current Distribution Rate on NAV	Cummulative Total Return on NAV	Cummulative Fiscal Year Distribution on NAV
BlackRock Resources & Commodities Strategy Trust	BCX	14.24%	8.16%	11.93%	4.08%
BlackRock Enhanced Equity Dividend Trust	BDJ	12.80%	7.91%	8.63%	3.96%
BlackRock Energy & Resources Trust	BGR	18.53%	8.42%	5.21%	4.21%
BlackRock Enhanced International Dividend Trust	BGY	9.19%	8.15%	10.95%	4.08%
BlackRock Health Sciences Trust	BME	5.49%	8.00%	-0.61%	4.00%
BlackRock Health Sciences Term Trust	BMEZ	0.70%	13.09%	-0.06%	6.82%
BlackRock Enhanced Global Dividend Trust	BOE	10.90%	7.98%	7.83%	3.99%
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	11.45%	6.54%	14.05%	3.27%
BlackRock Enhanced Large Cap Core Fund Inc.	CII	15.37%	7.47%	10.26%	3.74%
BlackRock Science & Technology Trust	BST	9.75%	7.38%	6.84%	3.69%
BlackRock Science and Technology Term Trust	BSTZ	6.90%	11.66%	3.13%	5.93%
BlackRock Technology and Private Equity Term Trust	BTX*	-12.01%	12.68%	-3.21%	6.72%
BlackRock Capital Allocation Term Trust	BCAT*	5.98%	21.10%	6.67%	10.91%
BlackRock ESG Capital Allocation Term Trust	ECAT*	7.60%	21.13%	6.16%	10.91%
BlackRock Income Trust Inc.	BKT	-1.23%	8.89%	5.38%	4.45%
BlackRock Debt Strategies Fund Inc.	DSU	8.49%	11.45%	3.04%	5.72%
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	8.52%	11.93%	2.44%	5.96%
BlackRock Taxable Municipal Bond Trust	BBN	-0.54%	6.48%	3.74%	3.24%
BlackRock Floating Rate Income Trust	BGT	8.64%	11.86%	2.66%	5.93%
BlackRock Corporate High Yield Fund Inc.	HYT	7.45%	9.65%	5.19%	4.82%
BlackRock Credit Allocation Income Trust	BTZ	3.68%	8.86%	5.59%	4.43%
BlackRock Limited Duration Income Trust	BLW	6.53%	9.72%	4.53%	4.86%
BlackRock Core Bond Trust	BHK	-1.55%	8.90%	2.03%	4.45%
BlackRock Multi-Sector Income Trust	BIT	7.86%	10.30%	4.56%	5.15%

*	Portfolio launched within the past 5 years; the performance and distribution rate information presented for this Fund reflects data from inception.

2 of 2

100 Bellevue Parkway

Wilmington, DE 19809

Tel 302.797.2000

www.blackrock.com

August 29, 2025

Dear Shareholder,

Section 19(a) of the Investment Company Act of 1940 requires notice to shareholders if the payment of any distribution is made from any source other than the fund’s net income. This notice is intended to satisfy the requirements under Section 19(a).

The Funds estimate that they have distributed more than their income and net-realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund's investment performance and should not be confused with 'yield' or 'income'. When distributions exceed total return performance, the difference will reduce the Fund's net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The following tables set forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share. You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Managed Distribution Plan.

If you have any questions or require additional assistance with your account, please contact BlackRock Funds Investor Services toll-free at 1-800-882-0052. Representatives are available Monday through Friday from 8:00 a.m. to 6:00 p.m., Eastern Time. You may also visit the BlackRock Funds’ website at www.blackrock.com/funds.

					Record Date	August 15, 2025
Estimated Allocations as of August 29, 2025					Pay Date	August 29, 2025

Fund	Ticker	Current Distribution per Share	Net Income	Net Realized Short- Term Capital Gains	Net Realized Long- Term Capital Gains	Return of Capital
BlackRock Resources & Commodities Strategy Trust	BCX	$0.069700	$0.022113 (32%)	$0 (0%)	$0 (0%)	$0.047587 (68%)
BlackRock Enhanced Equity Dividend Trust	BDJ	$0.061900	$0.012069 (19%)	$0 (0%)	$0.049831 (81%)	$0 (0%)
BlackRock Energy & Resources Trust	BGR	$0.097300	$0.050139 (52%)	$0 (0%)	$0 (0%)	$0.047161 (48%)
BlackRock Enhanced International Dividend Trust	BGY	$0.042600	$0.008763 (21%)	$0 (0%)	$0.033837 (79%)	$0 (0%)
BlackRock Health Sciences Trust	BME	$0.262100	$0.001115 (0%)	$0 (0%)	$0.260985 (100%)	$0 (0%)
BlackRock Health Sciences Term Trust	BMEZ	$0.164960	$0.000000 (0%)	$0 (0%)	$0 (0%)	$0.164960 (100%)
BlackRock Enhanced Global Dividend Trust	BOE	$0.082700	$0.015920 (19%)	$0 (0%)	$0.066780 (81%)	$0 (0%)
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	$0.136000	$0.047637 (35%)	$0 (0%)	$0.088363 (65%)	$0 (0%)
BlackRock Enhanced Large Cap Core Fund Inc.	CII	$0.141000	$0.000000 (0%)	$0 (0%)	$0.141000 (100%)	$0 (0%)
BlackRock Science & Technology Trust	BST	$0.250000	$0.000000 (0%)	$0 (0%)	$0.250000 (100%)	$0 (0%)
BlackRock Science and Technology Term Trust	BSTZ	$0.216470	$0.000000 (0%)	$0 (0%)	$0.216470 (100%)	$0 (0%)
BlackRock Technology and Private Equity Term Trust	BTX	$0.078840	$0.000000 (0%)	$0 (0%)	$0 (0%)	$0.078840 (100%)
BlackRock Capital Allocation Term Trust	BCAT	$0.272350	$0.027200 (10%)	$0 (0%)	$0 (0%)	$0.245150 (90%)
BlackRock ESG Capital Allocation Term Trust	ECAT	$0.290170	$0.016055 (6%)	$0 (0%)	$0 (0%)	$0.274115 (94%)
BlackRock Income Trust Inc.	BKT	$0.088200	$0.040247 (46%)	$0 (0%)	$0 (0%)	$0.047953 (54%)
BlackRock Debt Strategies Fund Inc.	DSU	$0.098730	$0.066696 (68%)	$0 (0%)	$0 (0%)	$0.032034 (32%)
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	$0.123840	$0.084348 (68%)	$0 (0%)	$0 (0%)	$0.039492 (32%)
BlackRock Taxable Municipal Bond Trust	BBN	$0.098600	$0.085206 (86%)	$0 (0%)	$0 (0%)	$0.013394 (14%)
BlackRock Floating Rate Income Trust	BGT	$0.120280	$0.078631 (65%)	$0 (0%)	$0 (0%)	$0.041649 (35%)
BlackRock Corporate High Yield Fund Inc.	HYT	$0.077900	$0.062804 (81%)	$0 (0%)	$0 (0%)	$0.015096 (19%)
BlackRock Credit Allocation Income Trust	BTZ	$0.083900	$0.066060 (79%)	$0 (0%)	$0 (0%)	$0.017840 (21%)
BlackRock Limited Duration Income Trust	BLW	$0.113200	$0.092049 (81%)	$0 (0%)	$0 (0%)	$0.021151 (19%)
BlackRock Core Bond Trust	BHK	$0.074600	$0.047510 (64%)	$0 (0%)	$0 (0%)	$0.027090 (36%)
BlackRock Multi-Sector Income Trust	BIT	$0.123700	$0.080754 (65%)	$0 (0%)	$0 (0%)	$0.042946 (35%)

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100 Bellevue Parkway

Wilmington, DE 19809

Tel 302.797.2000

www.blackrock.com

Estimated Allocations for the fiscal year through August 29, 2025

Fund	Ticker	Cummulative Fiscal Year to Date Distribution	Net Income	Net Realized Short- Term Gains	Net Realized Long- Term Gains	Return of Capital
BlackRock Resources & Commodities Strategy Trust	BCX	$0.557600	$0.196206 (35%)	$0 (0%)	$0 (0%)	$0.361394 (65%)
BlackRock Enhanced Equity Dividend Trust	BDJ	$0.495200	$0.284966 (58%)	$0 (0%)	$0.210234 (42%)	$0.000000 (0%)
BlackRock Energy & Resources Trust	BGR	$0.778400	$0.239467 (31%)	$0 (0%)	$0 (0%)	$0.538933 (69%)
BlackRock Enhanced International Dividend Trust	BGY	$0.340800	$0.083684 (25%)	$0 (0%)	$0.083720 (25%)	$0.173396 (50%)
BlackRock Health Sciences Trust	BME	$2.096800	$0.081362 (4%)	$0 (0%)	$1.803128 (86%)	$0.212310 (10%)
BlackRock Health Sciences Term Trust	BMEZ	$1.378150	$0.000000 (0%)	$0 (0%)	$0 (0%)	$1.378150 (100%)
BlackRock Enhanced Global Dividend Trust	BOE	$0.661600	$0.113353 (17%)	$0 (0%)	$0.374105 (57%)	$0.174142 (26%)
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	$1.088000	$0.179212 (16%)	$0 (0%)	$0.908788 (84%)	$0.000000 (0%)
BlackRock Enhanced Large Cap Core Fund Inc.	CII	$1.128000	$0.000000 (0%)	$0 (0%)	$1.128000 (100%)	$0.000000 (0%)
BlackRock Science & Technology Trust	BST	$2.000000	$0.000000 (0%)	$0 (0%)	$2.000000 (100%)	$0.000000 (0%)
BlackRock Science and Technology Term Trust	BSTZ	$1.756800	$0.000000 (0%)	$0 (0%)	$1.756800 (100%)	$0.000000 (0%)
BlackRock Technology and Private Equity Term Trust	BTX	$0.665550	$0.000000 (0%)	$0 (0%)	$0 (0%)	$0.665550 (100%)
BlackRock Capital Allocation Term Trust	BCAT	$2.256650	$0.224250 (10%)	$0 (0%)	$0 (0%)	$2.032400 (90%)
BlackRock ESG Capital Allocation Term Trust	ECAT	$2.404430	$0.133922 (6%)	$0 (0%)	$0 (0%)	$2.270508 (94%)
BlackRock Income Trust Inc.	BKT	$0.705600	$0.293073 (42%)	$0 (0%)	$0 (0%)	$0.412527 (58%)
BlackRock Debt Strategies Fund Inc.	DSU	$0.789840	$0.469403 (59%)	$0 (0%)	$0 (0%)	$0.320437 (41%)
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	$0.990720	$0.631590 (64%)	$0 (0%)	$0 (0%)	$0.359130 (36%)
BlackRock Taxable Municipal Bond Trust	BBN	$0.748900	$0.658547 (88%)	$0 (0%)	$0 (0%)	$0.090353 (12%)
BlackRock Floating Rate Income Trust	BGT	$0.962240	$0.551674 (57%)	$0 (0%)	$0 (0%)	$0.410566 (43%)
BlackRock Corporate High Yield Fund Inc.	HYT	$0.623200	$0.459064 (74%)	$0 (0%)	$0 (0%)	$0.164136 (26%)
BlackRock Credit Allocation Income Trust	BTZ	$0.671200	$0.481226 (72%)	$0 (0%)	$0 (0%)	$0.189974 (28%)
BlackRock Limited Duration Income Trust	BLW	$0.905600	$0.680559 (75%)	$0 (0%)	$0 (0%)	$0.225041 (25%)
BlackRock Core Bond Trust	BHK	$0.596800	$0.298961 (50%)	$0 (0%)	$0 (0%)	$0.297839 (50%)
BlackRock Multi-Sector Income Trust	BIT	$0.989600	$0.601369 (61%)	$0 (0%)	$0 (0%)	$0.388231 (39%)

Fund Performance and Distribution Rate Information for the Period Ended July 31, 2025

Fund	Ticker	5 Year Average Annual Total Return on NAV	Annualized Current Distribution Rate on NAV	Cummulative Total Return on NAV	Cummulative Fiscal Year Distribution on NAV
BlackRock Resources & Commodities Strategy Trust	BCX	13.49%	8.18%	12.53%	4.77%
BlackRock Enhanced Equity Dividend Trust	BDJ	12.14%	7.95%	8.82%	4.64%
BlackRock Energy & Resources Trust	BGR	19.38%	8.39%	6.36%	4.90%
BlackRock Enhanced International Dividend Trust	BGY	7.47%	8.53%	6.80%	4.98%
BlackRock Health Sciences Trust	BME	4.38%	8.17%	-1.89%	4.76%
BlackRock Health Sciences Term Trust	BMEZ	-0.18%	13.04%	0.14%	7.99%
BlackRock Enhanced Global Dividend Trust	BOE	10.04%	8.06%	7.58%	4.70%
BlackRock Utilities, Infrastructure & Power Opp Trust	BUI	10.34%	6.44%	16.45%	3.76%
BlackRock Enhanced Large Cap Core Fund Inc.	CII	14.54%	7.38%	12.35%	4.30%
BlackRock Science & Technology Trust	BST	8.93%	7.17%	10.71%	4.18%
BlackRock Science and Technology Term Trust	BSTZ	5.85%	11.37%	6.71%	6.74%
BlackRock Technology and Private Equity Term Trust	BTX*	-11.19%	12.32%	-0.34%	7.64%
BlackRock Capital Allocation Term Trust	BCAT*	6.01%	21.11%	7.33%	12.82%
BlackRock ESG Capital Allocation Term Trust	ECAT*	7.52%	21.18%	6.53%	12.86%
BlackRock Income Trust Inc.	BKT	-1.43%	9.02%	4.75%	5.26%
BlackRock Debt Strategies Fund Inc.	DSU	7.97%	11.45%	4.02%	6.68%
BlackRock Floating Rate Income Strategies Fund Inc.	FRA	8.09%	11.93%	3.45%	6.96%
BlackRock Taxable Municipal Bond Trust	BBN	-1.45%	6.95%	3.24%	3.82%
BlackRock Floating Rate Income Trust	BGT	8.21%	11.86%	3.67%	6.92%
BlackRock Corporate High Yield Fund Inc.	HYT	6.12%	9.66%	5.92%	5.63%
BlackRock Credit Allocation Income Trust	BTZ	2.52%	8.90%	5.93%	5.19%
BlackRock Limited Duration Income Trust	BLW	5.70%	9.72%	5.30%	5.67%
BlackRock Core Bond Trust	BHK	-2.49%	8.99%	1.80%	5.24%
BlackRock Multi-Sector Income Trust	BIT	6.63%	10.36%	4.87%	6.04%

*	Portfolio launched within the past 5 years; the performance and distribution rate information presented for this Fund reflects data from inception.

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